
                                                                                                 Exhibit 11.1


SHARPER IMAGE CORPORATION
STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE


                                                                      Three Months Ended                     Six Months Ended
                                                                          July 31,                                July 31,
                                                         -------------------------------------      -------------------------------
Dollars in thousands, except per share amounts                   1997              1996                   1997              1996
                                                         ---------------      ----------------      --------------      -----------


Net loss                                                 $        (1,492)     $         (1,052)     $       (3,658)     $    (3,273)


Average shares of common stock
  outstanding during the period                                8,273,103             8,259,393           8,270,073        8,255,799

Add:
Incremental shares from assumed
exercise of stock options (Primary)                                    *                    *                    *                *
                                                         ---------------      ----------------      --------------      -----------
                                                               8,273,103             8,259,393           8,270,073        8,255,799
                                                         ===============      ================      ==============      ===========


Primary loss per share                                   $         (0.18)     $          (0.13)     $        (0.44)     $     (0.40)
                                                         ===============      ================      ==============      ===========




Average shares of common stock
outstanding during the period                                  8,273,103             8,259,393           8,270,073        8,255,799

Add:
Incremental shares from assumed
exercise of stock options (Fully-diluted)                              *                    *                    *                *
                                                         ---------------      ----------------      --------------      -----------
                                                               8,273,103             8,259,393           8,270,073        8,255,799
                                                         ===============      ================      ==============      ===========


Fully-diluted loss per share                             $         (0.18)     $          (0.13)     $        (0.44)     $     (0.40)
                                                         ===============      ================      ==============      ===========


* Incremental shares from assumed exercise of stock options and warrants are antidilutive for primary and fully diluted loss per share, and therefore not presented.

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